Exhibit 99.1

QUARTERLY REPORT for the period ended 31 December 2016

FINANCIAL HIGHLIGHTS

-	Average net production for the quarter ended 31st December 2016 was 881 barrels of oil equivalent per day.

-	Production from the Foreman Butte acquisition has increased to 65,814 barrels of oil (net production) for the quarter ended 31 December 2016 up from 59,959 (revised) barrels of oil (net production) for the quarter ended 30 September 2016.

-	Estimated oil and gas revenue was US$3.3 million for the quarter (there is generally a two to three month delay between production and the receipt of funds).

-	Oil price differentials in the Williston Basin have improved from $8.00 per barrel 12 months ago to a current estimated differential of between $5.50 and $6.50 per barrel.

-	The closing cash balance for the quarter is US$1.5 million.

-	$11.5 million debt facility reduction achieved through the sale of North Stockyard for $15 million completed during the current quarter.

OPERATIONAL HIGHLIGHTS

-	Increased production from September quarter to December quarter despite harsh winter conditions in Montana and North Dakota during December 2016.

PRODUCTION

Overall production for the December 2016 quarter decreased following the sale of the North Stockyard property on October 29, 2016. Production from the Foreman Butte asset increased slightly from the September quarter.

Prior 12 month production by quarter:

	Q1 2016	Q2 2016	Q3 2016	Q4 2016
OIL, BO	42,396	85,707	90,818	76,784
GAS, MCF	158,808	101,219	44,379	15,186
BOE	68,864	102,577	98,215	79,315
BOEPD	765	1,140	1,091	881

Quarterly production excluding North Stockyard field was as follows:

	Q2 2016	Q3 2016	Q4 2016
OIL, BO	51,516	63,041	68,865
GAS, MCF	11,478	8,137	14,019
BOE	53,429	64,397	71,201
BOEPD	593	715	791

Samson Oil & Gas Limited	Samson Oil & Gas USA
Level 16, AMP Building, 140 St Georges Terrace, Perth WA 6000	1131, 17th Street, Suite 710, Denver Colorado 80202
T: +618 9220 9830 F: +618 9220 9820 ABN: 25 009 069 005 ASX: SSN	T: +1 303 295 0344 F: +1 303 295 1961 NYSE: SSN

SAMSON OIL & GAS LIMITED
December 2016 Quarterly Report

Estimated net production and revenue:

	OIL Bbls	OIL US$	GAS Mscf	GAS US$	TOTAL US$
Sept 2016 Quarter	90,818	3,405,232	44,379	93,834	3,499,790
Dec 2016 Quarter	76,784	3,232,091	15,186	22,780	3,254,871

Average commodity prices:

	OIL US$/Bbl	GAS US$/Mscf
September 2016 Quarter	$37.50	$2.13
December 2016 Quarter	$42.09	$1.50

In some cases revenue is yet to be received and is therefore an estimate.

LAND

PROJECT	BASIN	STATE	COUNTY	NET ACRES

Hawk Springs	DJ	Wyoming	Goshen	2,291

Roosevelt	Williston	Montana	Roosevelt	2,230

Rainbow	Williston	North Dakota	Williams	294

Foreman Butte	Williston	North Dakota/Montana	Numerous	51,305

South Prairie	Williston	North Dakota	Renville	1,066

State GC	Delaware	New Mexico	Lea	130

PROJECTS

Hawk Springs Project, Goshen County, Wyoming

Permo-Penn Project, Northern D-J Basin

Samson currently has a 37.5% Working Interest

The Bluff #1-11 well will be recompleted this quarter. The Jurassic Canyon Springs Formation will be perforated and flow tested first. If this is unsuccessful, the Cretaceous Dakota Formation will subsequently be perforated and flow tested.

Rainbow Field, Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Gladys 1-20H

Samson 23% Working Interest

The operator of the Gladys 1-20H well, Continental Resources, sold the well to Kraken Operating, LLC effective October 1, 2016. During the quarter the Gladys 1-20H well averaged 97 BOPD and 151 MCFPD during the quarter. Six additional wells could be drilled in the Glady’s 1280 acre unit in the future.

Cane Creek Project, Grand & San Juan Counties, Utah

Pennsylvanian Paradox Formation, Paradox Basin

Samson 100% Working Interest

Samson’s option period was extended for an additional year by SITLA (the Utah School and Institutional Trust Lands Administration). A Multiple Mineral Development Agreement (“MMDA”) is being finalized with a potash mining company who operates the shallow mineral rights on the leases situated within our project area. Upon entering into the MMDA, SITLA is obligated to deliver 8,080 net acres of oil and gas leases covering our project area located in Grand and San Juan Counties, Utah at a cost of $75 per acre to Samson.

SAMSON OIL & GAS LIMITED
December 2016 Quarterly Report

This acreage is located in the heart of the Cane Creek Clastic Play of the Paradox Formation along the Cane Creek anticline. The primary drilling objective is the over-pressured and oil saturated Cane Creek Clastic interval. Keys to the play include positioning wells along the axis of the Cane Creek anticline and exposure to open natural fractures. The 3-D seismic survey is currently being designed to image these natural fractures. The seismic shoot was surveyed and permitted this past summer. This project displays very robust economics in a low priced oil environment using the evidence obtained from a nearby competitor well that has produced 802,967 BO in just over two years and has an EUR of 1.2 million barrels of oil. Initial production rates are around 1,500 BOPD and decline rates are very modest.

Foreman Butte Project, McKenzie County, North Dakota

Mississippian Madison Formation, Williston Basin

Samson 87% Operated Average Working Interest

Samson is continuing with its workover operations to return several shut-in wells back to production in its newly acquired Foreman Butte Project. A fluid-level/production efficiency study has been completed on all the wells in the field to optimize well pump efficiency. We have discovered that many of the wells have sub-performing pump stroke lengths and/or improperly sized pumping units as evidenced from high-fluid levels located inside the wells. Concurrently, a number of wells with behind-pipe pay zones have been identified as recompletion candidates. These recompletions, well optimizations, and several fresh-water cleanout jobs will commence this quarter and should result in a substantial increase in production.

Additionally, two new horizontal laterals are currently being planned to be drilled out of the Maris 1-16H wellbore this Spring. The first will test the Ratcliffe Formation of the Mississippian Madison Group. The second will test the Mission Canyon Formation of the Mississippian Madison Group. The lateral in the Ratcliffe Formation will help define the pressure depletion radius from the existing producing wellbores which will ultimately determine the number of PUD’s (proven undeveloped drilling locations) we can drill in this reservoir. Third-party pressure modelling of the Ratcliffe reservoir shows that relatively high reservoir pressure resides approximately 500’ away from the Maris 1-16 surface location. It is estimated that this new lateral could produce at around 300 BOPD if the third-party pressure modelling proves to be correct. The second lateral in the Mission Canyon Formation will test an undeveloped reservoir that could prove up a new oil field with the potential for many additional well locations.

LIQUIDITY

Sources of cash for the next quarter are as follows:

US$(’000’s)
Current cash on hand	1,520
Cash receipts from December quarter oil and gas sales*	2,257
Proceeds available from Mutual of Omaha Facility	1,000
TOTAL	4,777

* Estimate based on realized December quarter production and $42 oil price (indicative of estimated oil pricing), allowing for a two month delay between production and cash receipt.

FINANCIAL

Mutual of Omaha Credit Facility

Samson closed the North Stockyard sale on 28 October for a total consideration of $15 million. This cash was used to reduce our debt facility to $19 million.

Cash Distribution
Bank of the West	US$	387,146
Bank of New York Mellon	US$	17,946
Mutual of Omaha	US$	1,106,123
National Australia Bank	A$	12,882

SAMSON OIL & GAS LIMITED
December 2016 Quarterly Report

Foreign Exchange Rates

The closing A$:US$ exchange rate on 31st December 2016 was $0.7236 The average A$:US$ exchange rate for the quarter was $0.7504.

The Company’s cash position at 31st December 2016 was as follows:

US$(‘000’s)
Cash at bank on deposit	1,532

Hedging

Product	Start Date	End Date	Volume (BO/Mmbtu)	Floor $	Ceiling $
WTI	1 Jan 2017	30 Apr 2018	52,595	41.50	63.00
WTI	1 May 2018	31 Dec 2018	107,800	45.00	56.00
Henry Hub	1 Feb 2017	31 Mar 2017	25,842	2.60	3.35
Henry Hub	1 Apr 2017	31 Dec 2017	91,850	2.40	2.91
Henry Hub	1 Jan 2018	30 Apr 2018	44,400	2.80	3.60
Henry Hub	1 May 2018	31 Dec 2018	80,850	2.65	2.90

Product	Start Date	End Date	Volume (BO)	Swap Price $
WTI	1 Jan 2017	31 Dec 2017	141,255	44.09
WTI	1 Jan 2018	30 Apr 2018	39,720	45.55

As at 31st December 2016, the value of Samson’s hedging program was ($2.9 million). At 25th January 2017, the value of Samson’s hedging program was ($2.5 million).

For and on behalf of the Board of
SAMSON OIL & GAS LIMITED	For further information please contact
Denis Rakich, Director/Company Secretary, on 08 9220 9882

Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.
TERRY BARR
Managing Director

31 January 2017

SAMSON OIL & GAS LIMITED
December 2016 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity and oil and gas exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10, 01/05/13, 01/09/16

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	31 December 2016

Consolidated statement of cash flows		Current quarter $US’000	Year to date (6 months) $US’000

1.	Cash flows from operating activities
1.1	Receipts from customers	3,219	6,626
1.2	Payments for
	(a) exploration & evaluation	(44)	(60)
	(b) development	(539)	(1,722)
	(c) production	(2,773)	(4,530)
	(d) staff costs	(439)	(911)
	(e) administration and corporate costs	(586)	(1,074)
1.3	Dividends received (see note 3)	-	-
1.4	Interest received	-	-
1.5	Interest and other costs of finance paid	(552)	(955)
1.6	Income taxes paid	-	-
1.7	Research and development refunds	-	-
1.8	Other (provide details if material) Hedging	(591)	(779)
	Abandonment costs	(89)	(89)
1.9	Net cash from / (used in) operating activities	(2,394)	(3,494)

2.	Cash flows from investing activities
2.1	Payments to acquire:
	(a) property, plant and equipment	(9)	(87)
	(b) tenements (see item 10)	-	-
	(c) investments	-	-
	(d) other non-current assets	-	-

SAMSON OIL & GAS LIMITED
December 2016 Quarterly Report

Consolidated statement of cash flows		Current quarter $US’000	Year to date (6 months) $US’000

2.2	Proceeds from the disposal of:
	(a) property, plant and equipment	13,950	14,108
	(b) tenements (see item 10)	-	-
	(c) investments	-	-
	(d) other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (provide details if material)	-	-
2.6	Net cash from / (used in) investing activities	13,941	14,021

3.	Cash flows from financing activities
3.1	Proceeds from issues of shares	-	-
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	-	-
3.4	Transaction costs related to issues of shares, convertible notes or options	-	-
3.5	Proceeds from borrowings	-	-
3.6	Repayment of borrowings	(11,596)	(11,596)
3.7	Transaction costs related to loans and borrowings	-	(50)
3.8	Dividends paid	-	-
3.9	Other (provide details if material)	-	-
3.10	Net cash from / (used in) financing activities	(11,596)	(11,646)

4.	Net increase / (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of period	1,583	2,655
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(2,394)	(3,494)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	13,941	14,021
4.4	Net cash from / (used in) financing activities (item 3.10 above)	(11,596)	(11,646)

SAMSON OIL & GAS LIMITED
December 2016 Quarterly Report

Consolidated statement of cash flows		Current quarter $US’000	Year to date (6 months) $US’000

4.5	Effect of movement in exchange rates on cash held	(2)	(4)
4.6	Cash and cash equivalents at end of period	1,532	1,532

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter $US’000	Previous quarter $US’000

5.1	Bank balances	1,532	1,583

5.2	Call deposits	-	-

5.3	Bank overdrafts	-	-

5.4	Other (provide details)	-	-

5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above)	1,532	1,583

Current quarter $US'000
6.	Payments to directors of the entity and their associates

6.1	Aggregate amount of payments to these parties included in item 1.2	160

6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-

6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2

Salary and directors fees

7.	Payments to related entities of the entity and their associates	Current quarter $US'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-

7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-

7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

SAMSON OIL & GAS LIMITED
December 2016 Quarterly Report

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end $US’000	Amount drawn at quarter end $US’000

8.1	Loan facilities	20,000	18,890

8.2	Credit standby arrangements	-

8.3	Other (please specify)	-

8.4	Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

Mutual of Omaha Bank credit facility - $18,890,000, interest rate approximately 4.6%, maturity October 2017, secured.

Oasis Petroleum Promissory Note - $4,000,000, interest rate 10%, maturity April 2017, secured by second lien.

9.	Estimated cash outflows for next quarter	$US’000

9.1	Exploration and evaluation	-

9.2	Development	1,000

9.3	Production	1,500

9.4	Staff costs	600

9.5	Administration and corporate costs	400

9.6	Other (provide details if material)	-

9.7	Total estimated cash outflows	3,500

10.	Changes in tenements (items 2.1(b) and 2.2(b) above)	Tenement reference and location	Nature of interest	Interest at beginning of quarter	Interest at end of quarter

10.1	Interests in mining tenements and petroleum tenements lapsed, relinquished or reduced

10.2	Interests in mining tenements and petroleum tenements acquired or increased

SAMSON OIL & GAS LIMITED
December 2016 Quarterly Report

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 31 January 2017
(Director/Company secretary)

Print name:	DENIS RAKICH

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.	If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standards apply to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

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